UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2003

KinderCare Learning Centers, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-42137 (Commission File Number)	63-0941966 (IRS Employer Identification No.)
650 NE Holladay Street, Suite 1400 Portland, OR 97232 (Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (503) 872-1300

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

Exhibit 99 - Press release, dated April 21, 2003.

Item 9. Regulation FD Disclosure.

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, "Results of Operations and Financial Condition," is instead being furnished under Item 9, "Regulation FD Disclosure." This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On April 21, 2003, KinderCare Learning Centers, Inc., issued a press release describing its results of operations for its third quarter ended March 7, 2003. A copy of the press release is attached as Exhibit 99 to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2003

KinderCare Learning Centers, Inc.
/s/ DAVID J. JOHNSON David J. Johnson, Chief Executive Officer and Chairman of the Board of Directors